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                                                                 Exhibit (n)(2)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for The American General Life Insurance Company Separate Account VL-R, of our report dated 24 February 2012 relating to the consolidated financial statements of AIA Group Limited which appears in American International Group's Amendment No. 1 on Form 10-K/A. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS
Hong Kong
25 April 2012